ASSOCIATED BANC-CORP 1Q 2014 EARNINGS PRESENTATION APRIL 17, 2014 Exhibit 99.2 * * * *

FORWARD-LOOKING STATEMENTS
Important note regarding forward-looking statements:
Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe”, “expect”,
“anticipate”, “plan”, “estimate”, “should”, “will”, “intend”, “outlook”, or similar expressions. Forward-
looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings. Such factors are incorporated herein by reference.

2014 FIRST QUARTER HIGHLIGHTS

Balance Sheet Growth drives Solid Earnings
•
Average loans of $16.2 billion were up $416 million, or 3% from the fourth quarter
•
Net interest income net of interest recoveries of $164 million was up $1 million from the fourth quarter
– Net interest margin of 3.12% compared to 3.17% in the first quarter 2013
•
Quarterly dividend of $0.09 / common share
•
Repurchased 2.3 million shares of common stock during the first quarter
•
Capital ratios remain very strong with a Tier 1 common equity ratio of 11.20%
•
Noninterest income of $74 million was down $2 million compared to the fourth quarter
•
Noninterest expense of $168 million was down $12 million from the fourth quarter
• Net income available to common shareholders of $44 million or $0.27 per share
• Pretax income of $66 million was up $4 million, or 7% from the fourth quarter
• Return on Tier 1 Common Equity of 9.4%
Net Interest Income
&
Net Interest Margin
Noninterest Income
&
Expenses
Capital
Balance Sheet
Net Income
&
ROT1CE
– Total average commercial loans grew a record $420 million from the fourth quarter
– Average mortgage loans grew 2% from the fourth quarter
– Efficiency ratio improved from the fourth quarter to 69%

LOAN PORTFOLIO COMPOSITION

Average Loans of $16.2 billion for First Quarter of 2014
1Q 2014 Average Net Loan Change (+$416 mln)
Loan Mix – 1Q 2014 (Average)
($ in millions)
Home Equity & Installment
Commercial Real Estate
Residential Mortgage
Power & Utilities
Oil & Gas
Mortgage Warehouse
General Commercial Loans
Average Quarterly Loans ($ in billions)
+5%
% Chg
+3%
+21%
+2%
(21%)
(3%)
+7%
Total
Commercial &
Business
Lending
+4%

COMMERCIAL LINE UTILIZATION TRENDS 4 Line utilization increased in all Commercial lines of business Increase from 4Q 13 CRE + 110 bps Specialized + 170 bps Commercial + 200 bps

GROWING NET INTEREST INCOME WHILE
MARGIN COMPRESSES

Yield on Interest-earning Assets
Cost of Interest-bearing Liabilities
Net Interest Income & Net Interest Margin
($ in millions)
Net Interest Margin

NONINTEREST INCOME TRENDS
($ IN MILLIONS)

1
– Core Fee-based Revenue = Trust service fees plus Service charges on deposit accounts plus Card-based and other non deposit fees plus Insurance commissions plus Brokerage and annuity commissions. This is a non-GAAP measure. Please refer to press release tables for more information.
2
– Other Non-core Fee Income = Total Noninterest Income minus Core Fee-based Revenue minus Mortgage Banking Income.

NONINTEREST EXPENSE TRENDS
($ IN MILLIONS)

1
– Efficiency ratio = Noninterest expense, excluding amortization of intangibles, divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains, net, and asset gains, net. This is a non-GAAP financial measure. Please refer to the appendix for a reconciliation of this.
2
– FTE = Average Full Time Equivalent Employees
3
– Technology Spend = Data Processing and Equipment expenses
4
– Other Non-Personnel Spend = Total Noninterest Expense less Personnel and Technology spend

IMPROVEMENT IN CREDIT QUALITY INDICATORS ($ IN MILLIONS) 8

STRONG CAPITAL PROFILE & SUSTAINED
EARNINGS
• Current capital levels are well in excess
of “well-capitalized” regulatory
benchmarks
– Existing capital levels are already
above Basel III capital levels

Tier 1 Common Equity Ratio Net Income Available to Common & ROT1CE
Net Income Available
to Common
($ in millions)
Return on Tier 1
Common Equity
Definition of Tier 1 Common Equity:
Tier 1 Common Equity (T1CE), a non-GAAP financial measure, is used by banking regulators, investors and analysts to assess and compare the quality and composition of our capital with the capital of other financial services companies. Management uses Tier 1 common equity, along with other capital measures, to assess and monitor our capital position. Tier 1 Common Equity is Tier 1 capital excluding qualifying perpetual preferred stock and qualifying trust preferred securities.

2014 OUTLOOK

Asset Growth
Deposits / Funding
Mix
Margin
Noninterest
Income
Noninterest
Expense
Capital
Provision
• Annual average loan growth of 6-8%
• High single digit average deposits and other funding growth
• Continued modest NIM compression
• NII down slightly. Mortgage banking income decline offset by other fee categories growth
• Flat compared to 2013 with continued focus on efficiency
initiatives
• Continue to follow stated corporate priorities for capital deployment
• Provision will grow based on expected loan growth

APPENDIX 11 * * * * * * * * * * * * * * * * * * * *

RECONCILIATION AND DEFINITIONS OF
NON-GAAP ITEMS

1Q 2013 2Q 2013 3Q 2013 4Q 2013 1Q 2014
Efficiency Ratio Reconciliation:
Efficiency ratio (1) 70.03% 69.01% 71.45% 73.70% 70.41%
Taxable equivalent adjustment (1.46) (1.38) (1.50) (1.49) (1.35)
Asset gains (losses), net 0.24 (0.01) 0.59 0.80          0.22
Other intangible amortization (0.42) (0.41) (0.44) (0.42) (0.42)
Efficiency ratio, fully taxable equivalent (1) 68.39% 67.21% 70.10% 72.59% 68.86%
(1) Efficiency ratio is defined by the Federal Reserve guidance as noninterest expense divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net.  Efficiency ratio, fully taxable equivalent, is noninterest expense, excluding other intangible amortization, divided by the sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net and asset gains / losses, net.  This efficiency ratio is presented on a taxable equivalent basis, which adjusts net interest income for the tax-favored status of certain loans and investment securities.  Management believes this measure to be the preferred industry measurement of net interest income as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and it excludes certain specific revenue items (such as investment securities gains / losses, net and asset gains / losses, net).